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                                                                                EXHIBIT 99

  1903-2003

                       Investor News                                              NYSE:PEG
[PSEG LOGO]
                       For further information, contact:
                          Brian Smith, Director, Investor Relations          Phone: 973-430-6564
celebrating 100 years     Sue Carson, Director, Financial Communications     Phone: 973-430-6565
                          Greg McLaughlin, Sr. Investor Relations Analyst    Phone: 973-430-6568
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                                                                   June 16, 2003

                          PSEG SAYS IT IS DISAPPOINTED
                            BY MOODY'S RATINGS ACTION


      Public Service Enterprise Group (PSEG) said that it was disappointed by Moody's Investors Service's move today to place the ratings of PSEG and two subsidiaries, PSEG Power and PSEG Energy Holdings, under review for possible downgrade.

      "We have had ongoing dialogue with Moody's since it placed the businesses on negative outlook last October and we believed we had addressed all concerns expressed by the agency," said Thomas M. O'Flynn, PSEG's chief financial officer. "We have taken very specific steps to strengthen our balance sheet, improve our liquidity position, enhance our merchant energy and leveraged lease portfolios and curtail our international investments."

      Since last Fall, PSEG has:

    o Issued more than $1.2 billion of equity and equity-like securities.

    o Improved liquidity by refinancing bank lines and reducing short-term debt levels, resulting in available capacity of about $1.9 billion at the end of the first quarter of 2003.

    o Successfully termed up sales of energy and capacity at PSEG Power in both 10-month and 34-month tranches as part of New Jersey's Basic Generation Service (BGS) auction process.

    o Improved the risk profile of PSEG Energy Holdings by:




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    o Reducing capital expenditures and operating costs at PSEG Energy Holdings to free up additional cash flow.

    o Repaying $252 million of PSEG Capital Corp. maturing debt with a successful new issue of $350 million.

    o Refinancing nearly $200 million of short-term, non-recourse project debt in local markets in Chile and Peru.

    o Receiving payments on a current basis for all energy-related leveraged leases.

      "Overall, PSEG has made considerable progress on many fronts, which we believe supports and even enhances our current ratings. This is reflected in the fact that the trading levels of all our securities have improved dramatically to date since last Fall," O'Flynn said.

      O'Flynn said PSEG will continue its dialogue with Moody's to address the concerns it voiced today.




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                          FORWARD-LOOKING STATEMENT

     Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.